UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/19/2005

BJ Services Company
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-10570

DE	63-0084140
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

5500 Northwest Central Drive, Houston, TX 77092
(Address of Principal Executive Offices, Including Zip Code)

713-895-5624
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 7.01.    Regulation FD Disclosure

BJ Services Company intends to issue a price book increase for its U.S. pressure pumping operations. The increase will average 11% above its current price book in the U.S. and will be effective November 1, 2005. The degree of customer acceptance of the price book increase will depend on activity levels and competitive pressures.
This Item 7.01 contains forward-looking statements that anticipate future performance such as the Company's prospects, expected revenues, and expenses and profits. These forward-looking statements are based on assumptions that may prove to be inaccurate, and they are subject to risks and uncertainties that may cause actual results to differ materially from expected results. These risk factors include, without limitation, general global business and economic conditions, drilling activity and rig count, pricing volatility for oil and gas, reduction in demand for our services and products, risks from operating hazards such as fire, explosion and oil spills, unexpected litigation for which insurance and customer agreements do not provide complete protection, consequences of changes in exchange rates and declines in the U.S. dollar, and risks associated with our international operations, including potential instability and hostilities. This list of risk factors is not intended to be comprehensive. More extensive information concerning risk factors may be found in our periodic public filings with the Securities and Exchange Commission.
The information in this Current Report on Form 8-K is being furnished pursuant to Regulation FD and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

BJ Services Company

Date: September 19, 2005.	By:	/s/ T.M. Whichard
T.M. Whichard
Vice President and Chief Financial Officer